//SEAL//  DEAN HELLER                                            EXHIBIT 3.(i).2
          SECRETARY OF STATE
          204 NORTH CARSON STREET, SUITE 1
          CARSON CITY, NEVADA  89701-4299
          (775)  684-5708
          WEBSITE: SECRETARYOFSTATE.BIZ

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                            CERTIFICATE OF AMENDMENT
                       (PURSUANT TO NRS 78.385 AND 78.390)
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Important: Read attached instructions before completing form

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS

          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)


1.    Name of corporation:
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Jasmine Garden
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2.    The articles have been amended as follows  (provide  article  numbers,  if available):
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Pursuant to  Sections  78.207 and in  furtherance  of the  Capitalization  Stock
Increase, the Corporation amends. ARTICLE FOURTH and is restated in its entirety as follows: "This Corporation is authorized to issue two classes of stock to be designated, respectively, common stock (Common Stock) and preferred stock (Preferred Stock). The total number of shares of capital stock that the Corporation is authorized to issue is 200,000,000. The total number of shares of Common Stock the Corporation shall have the authority to issue is 140,000,000, par value $0.001 per share. The total number of shares of Preferred Stock that the Corporation shall have the authority to issue is 60,000,000, par value $0.001 per share. The Corporation's capital stock may be sold froth time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value,

The Board of Directors of the Corporation is expressly authorized, subject to limitations prescribed by law and the provisions of this

Article Fourth to provide for the issuance of the shares of Preferred Stock from time to time in one or more series, and by filing a certificate pursuant to the Nevada General Corporation Law, to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting, powers, and such designations,
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3.    The vote by which  the  stockholders  holding  shares  in the  corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as maybe required by the provisions of the articles of incorporation have voted in favor of the amendment is:

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4.    Effective date of filing (optional):      (must not be later than 90 days
                                                 after the certificate is filed)
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5.    Officer Signature (required): /s/ Yi Bo Sun

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


This form must be accompanied by appropriate fees. See attached fee schedule.


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CONTINUE FROM PAGE (1)

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preferences,  and relative,  participating,  optional,  or other rights and ouch qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares as may be permitted ay the Nevada General Corporation Law."
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



                                 CERTIFICATE OF
                                    AMENDMENT
                                 STATE OF NEVADA
                             CERTIFICATE PURSUANT TO
                                SECTION 78.209 OF
                       THE NEVADA GENERAL CORPORATION LAW

      JASMINES GARDEN, a corporation organized under and by virtue of the Nevada General Corporation Law (the "Corporation"), pursuant to Sections 78.385, 78.207., 78.209, 78.320 and 78.315 of the Nava & General Corporation Law,

DOES HEREBY CERTIFY:

      FIRST: On March 1, 2004, the Board of Directors and a majority of the stockholders of this Corporation, acting by written consent in accordance with Sections 78.207, 78.209, 78.320 and 78,315 of the Nevada General Corporation Law, duly adopted resolutions whereby the Article of Incorporation be amended to increase the authorized number of shares of Common Stock and to authorize the creation of a class of Preferred Stock (the "Capitalization Increase").

      SECOND: Prior to the Capitalization Increase, the total current number of shares that the Corporation Is authorized to issue was 50,000 000 shares of Common Stock, par value $0.001 or share. The Corporation was not authorized to issue Preferred Stock,

      THIRD: Upon effectiveness of the Capitalization Increase, the total current number of shares that the Corporation is authorized to issue is 200,000,000. The total number or shares of common stock, that the Corporation is authorized to issue after the Capitalization Increase is 140,000,000, par value $0.001 per share. The total number of shares, of preferred stock that the Corporation is authorized to issue after the Capitalization Increase is 60,000,000, par value $0.001 per share.

      FOURTH: Stockholder approval for this Capitalization Increase was obtained by written consent in accordance with. Section 78.320 of the Nevada General Corporation Law,

      FIFTH: The change in the number of shares of the Corporation's common and pre red stock that the Corporation is authorized to issue shall become effective upon filing of this Certificate of Amendment with the Secretary of State of the Stets of Nevada.

      SIXTH: Pursuant to Section 78.207 and in furtherance of the Capitalization Stock. Increase, the Corporation amends Article FOURTH of its Articles of Incorporation and is restated in its entirety as follows:

            "This Corporation is authorized to issue two classes of stock to a designated, respectively, common stock (Common Stock) and preferred stock (Preferred Stock). The total number of shares of capital stock that the Corporation is authorized to issue is 200,000,000. The total number of shares of Common Stock the Corporation shall have the authority to issue is 140,000,000, par value $0.001 per share. The total number of shares of Preferred Stock that the Corporation shall have the authority to issue is 60,000,000, par value $0.003 per share. The Corporation capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fried shall be less: than par value.

            The Board of Directors of the Corporation is expressly authorized, subject to limitations prescribed by low and the provisions of this Article Fourth to provide for the issuance of the shares of Preferred Stock from time to time in one or more series, and by fling a certificate pursuant to the Nevada General Corporation Law, to fix the number of shares and to determine or alter for each such series, such voting powers, M1 or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed' is the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares as may be permitted by the Nevada General Corporation Law."

      IN  WITNESS   WHEREOF,   the  undersigned   Corporation  has  caused  this
Certificate of Amendment of Articles of incorporation to be signed by a duly authorized officer this 1st day of March 2004.

                                               JASMINES GARDEN

                                               /s/ Yi Bo Sun
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                                               By: Yi Bo Sun
                                               Its: Chief Executive Officer